Exhibit 99.1

Resignation Notice from Robert Merola, dated May 4, 2020.

To: Board of Directors – Wytec International, Inc.

Effect immediately May 4, 2020, I am resigning my position on the Board of Directors of Wytec International, Inc.

Best Regards,

/s/ Bob

Bob Merola